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                                                        EXHIBIT 5.1
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                                  May 23, 1994



  Genetics Institute, Inc.
  87 CambridgePark Drive
  Cambridge, MA  02140

       Re:  1991 Employee Stock Purchase Plan
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  Ladies and Gentlemen:

       We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 300,000 Depositary Shares, each representing one share of Common Stock, $.01 par value per share, subject to a call option and evidenced by a depositary receipt (the "Depositary Shares"), of Genetics Institute, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1991 Employee Stock Purchase Plan (the "Plan").

       We have examined the Restated Certificate of Incorporation of the Company, the Restated By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

       In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

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  Genetics Institute, Inc.
  May 23, 1994
  Page 2




       Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                Very truly yours,



                                HALE AND DORR